Exhibit 99.1

NEWS RELEASE

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Corporation and Värde Partners, Inc. Announce Acquisition

of a Portfolio of Non-Performing and Underperforming Assets and the

Acquisition of Class A Common Stock of Intervest Bancshares Corporation

Waco, Texas, May 25, 2010……  FirstCity Financial Corporation (NASDAQ: FCFC) today announced that on May 25, 2010, VFC Partners 4 LLC, an affiliate of FirstCity Financial Corporation (“FirstCity”), acquired a portfolio of non-performing and underperforming assets from Intervest National Bank and Intervest Mortgage Corporation (collectively the “Sellers”).  VFC Partners 4 LLC is an entity formed by FirstCity and Värde Partners, Inc. (“Värde”) for the acquisition. An affiliate of FirstCity, FirstCity Servicing Corporation will serve as exclusive servicer and asset manager of the purchased portfolio.

The assets purchased from the Sellers consisted of loans having an approximate face amount of $192 million and real estate owned of approximate carrying value of $5.5 million. The assets purchased were comprised mainly of non-performing and underperforming loans on commercial real estate and multi-family properties and other real estate owned in New York and Florida.  In connection with this transaction, VFC Partners 4 LLC has agreed to purchase from the Sellers an additional property located in Ohio with an approximate carrying value of $9.8 million. The closing of that transaction is expected to take place in approximately two weeks.

Also on May 25, 2010, affiliates of FirstCity and Värde acquired 850,000 shares of the Class A Common Stock of Intervest Bancshares Corporation (“Intervest”), the parent of the Sellers, for an aggregate purchase price of $4,250,000.  These newly issued shares represent 9.9% of the issued and outstanding shares of the Class A Common stock.

James T. Sartain, President and Chief Executive Officer of FirstCity stated that “FirstCity is excited about closing on this opportunity which is in keeping with our long term strategy of buying distressed portfolios but in addition, the equity purchase component of the transaction is a strategy that FirstCity and Värde believe to be a solution to other community banks seeking new equity capital.   FirstCity along with its partner, Värde, anticipates continuing this strategy seeking similar opportunities in commercial banks throughout the United States.”

FirstCity is providing this disclosure of the purchase as Intervest is making an announcement of the transactions.

Sandler O’Neill & Partners L.P. acted as placement agent for Intervest in connection with the private placement and Sandler O’Neil Mortgage Finance L.P. acted as agent for Intervest in connection with the loan sale.

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About FirstCity:

FirstCity Financial Corporation is a diversified financial services company with operations dedicated primarily to distressed asset acquisitions and special situations investments and servicing of distressed assets. FirstCity has offices in the U.S. and affiliate organizations in Europe and Latin America. FirstCity common stock is listed on the NASDAQ Global Select Market.

About Värde:

Värde is a leading investor in distressed securities and assets, as well as various types of discounted obligations, including non-performing and underperforming corporate, consumer and real estate loans and high yield debt. Established in 1993, Värde is based in Minneapolis, MN with offices in London and Singapore. It has a 15-year track record in investing and resolving distressed assets. With over 145 staff, Värde has over $6.0 billion in assets under management.

About Intervest:

Intervest Bancshares Corporation is a bank holding company. Its  principal operating subsidiary is Intervest National Bank, a nationally chartered commercial  bank that  has its headquarters and full-service banking office at One  Rockefeller  Plaza,  in  New  York  City,  and a total of six full-service banking  offices  in Clearwater and Gulfport, Florida. Intervest Bancshares Corporation’s Class A Common Stock is listed on the NASDAQ Global Select Market: Trading Symbol IBCA.

Cautionary Statement Regarding Forward-Looking Statements

FirstCity may from time to time make written or oral forward-looking statements, including statements contained in this press release, FirstCity’s filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders and in other FirstCity communications. These statements relate to FirstCity’s or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future and may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including FirstCity’s continued need for financing; availability of FirstCity’s credit facilities; FirstCity’s ability to obtain additional financing from Bank of Scotland or any other lender; and other risk factors and other risks that are described from time to time in the Company’s filings with the SEC including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K, filed with the SEC and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.